EXHIBIT 10.9

GIBSON BUILDING

OFFICE LEASE

THIS LEASE is made and entered into as of the 27th day of May 2008 (the “Effective Date”), by and between AMERICAN UNITED LIFE INSURANCE COMPANY as beneficiary of Lake County Trust No. 3535 (collectively hereinafter called “Landlord”) and EXACTTARGET, INC., a Delaware corporation (hereinafter called “Tenant”). Tenant’s address for purposes hereof shall be 20 North Meridian Street, Suite 200, Indianapolis, Indiana 46204, or such other address as Tenant may designate from time to time.

ARTICLE I

THE DEMISE

Section 1.01. Lease and Description of Leased Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord, the Leased Premises, as defined herein, containing approximately 48,890 square feet of Rentable Area on the 4th and 5th floor of the Gibson Building at 433 North Capitol Ave., Indianapolis, Indiana 46204 (the “Building”), which is located on Square 14 of the Donation Lands of the City of Indianapolis. The Building Site for purposes herein shall include the Building footprint, the sidewalks and planters surrounding the Building. The Leased Premises is comprised of approximately 24,269 square feet of Rentable Area, located on the 5th floor of the Building, as designated on the plan attached hereto and made a part hereof as Exhibit A (the “5th Floor Space”) and approximately 24,621 square feet of Rentable Area of space, located on the 4th floor of the Building, as designated on the plan attached hereto and made a part hereof as Exhibit B (the “4th Floor Space”) (the 5th Floor Space and the 4th Floor Space together are the “Leased Premises”).

Section 1.02. Rentable Area. Landlord has or shall use commercially reasonable standards, consistently applied, in determining the Rentable Area of the Leased Premises and the Rentable Area of the Building in accordance with BOMA Standards. The Rentable Area shall include the area within the Leased Premises. Subject to verification by Tenant’s architect, the Rentable Area for the Leased Premises and Building, as herein stated, shall be deemed correct; provided, however, if Tenant’s architect determines the Rentable Area of the Leased Premises or the Building, based on BOMA Standards, is different than the Rentable Area herein stated, the parties will sign a lease modification agreement to correct the Rentable Area based on BOMA standards, of either the Leased Premises or the Building and restate the Basic Rent and Tenant’s Proportionate Share. If the Rentable Area of the Leased Premises or the Building is adjusted as aforesaid, Landlord will reimburse Tenant for the expense of Tenant’s architect in remeasuring the Rentable Area of the Leased Premises, the Building or both.

Section 1.03. Definitions and Documentary Conventions. Capitalized terms used in this Lease (including all Exhibits, Appendices and Schedules hereto) and not otherwise defined herein, shall have the respective meanings ascribed to such terms as set forth in Appendix A, attached hereto and made a part hereof as if fully set forth herein. These Documentary Conventions shall apply to this Lease as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in this Lease or any other instrument governed by these Documentary Conventions: (i) references to a Person are, unless the context otherwise requires, also to its heirs, executors, legal representatives, successors and assigns, as applicable; (ii) “hereof,” “herein,” “hereunder” and comparable terms refer to the entire instrument in which such terms are used and not to any particular articles, section or other subdivision thereof or attachment thereto; (iii) references to any gender include, unless the context otherwise requires, references to the plural, and vice versa; (iv) “shall” and “will” have equal force and effect as mandatory obligations; (v) references in an instrument to “Article,” “Section,” “Paragraph” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph or subdivision of this Lease; (iv) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied; and (vii) “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; and (viii) any rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Lease or any amendments or schedules hereto.

ARTICLE II

TERM AND IMPROVEMENTS

Section 2.01. Leased Premises Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease for the Leased Premises shall be effective and commence upon the Effective Date. The Basic Rent and other Rental, as hereinafter defined and as it relates to the 4th Floor Space, shall commence and the Lease shall continue in force for a term of One Hundred Twenty (120) months from the earlier of: (i) the date the Tenant Leasehold Improvements are completed and Tenant commences to conduct its business from the Leased Premises, or (ii) the date that is one hundred twenty (120) days from the Approval Date, provided however, in no event more than one hundred fifty (150) days from the Effective Date. For purposes of this Lease, the term “Approval Date” shall mean the date Landlord has approved Tenant’s preliminary and final plans and specifications for the construction of the Tenant Leasehold Improvements pursuant to Section 2.02a. If the 4th Floor Space is not ready for occupancy within said one hundred twenty (120) days after the Approval Date due to Tenant’s change in the plans for construction for the 4th Floor Space or Tenant’s failure to approve, in a timely manner, any matter requiring Tenant’s approval, payment of Rental shall commence and Landlord shall not be liable or responsible for any claims, damages or liabilities in connection with, arising from, or by reason of such delay and the term of this Lease shall continue for the same term of months as set forth above. Landlord and Tenant will, at the request of either, execute a declaration specifying the commencement of payments of Rental and expiration dates of the term of this Lease.

Section 2.01.a. 5th Floor Space Term. If Tenant desires to fully occupy the 5th Floor Space prior to the expiration of the twelfth (12th) month, Tenant shall provide Landlord thirty (30) days prior written notice of Tenant’s intention to occupy the 5th Floor Space. The Basic

Rent and all other Rental related to the 5th Floor Space shall commence upon the earlier of: (i) Tenant’s occupancy of the 5th Floor Space, or (ii) twelve (12) months after the commencement of Rental on the 4th Floor Space.

Notwithstanding the foregoing, prior to Tenant’s full occupancy of the 5th Floor Space, Tenant shall have the right to periodically use the 5th Floor Space for company meetings or gatherings by giving Landlord twenty four (24) hours prior notice of Tenant’s intent to do so. Tenant accepts the 5th Floor Space in “as is” condition for this use and Landlord shall have no obligation to provide any services or specific utilities to the 5th Floor Space, except as expressly set forth herein. Tenant shall reimburse Landlord, for the cost of any additional heating and cooling requested by Tenant at a rate of $55.00 per hour and for the cost of janitorial services, supplies, repairs and maintenance as a result of Tenant’s use of the 5th Floor Space. Such services shall be invoiced as additional rent and appear on the monthly rental invoice. Furthermore, Tenant indemnifies and holds Landlord harmless for any liability associated with Tenant’s use or temporary occupancy of the 5th Floor Space; provided, however, Tenant’s indemnification as set forth in this sentence shall not include the negligence or willful misconduct of Landlord, its employees, agents or contractors.

Section 2.02. Preparation of 4th Floor Space and Allowance. Tenant accepts the 4th Floor Space in “as-is” condition without additional improvements by Landlord. Landlord agrees to provide Tenant with an improvement allowance for the 4th Floor Space in the amount of Seven Hundred Thirty Eight Thousand Six Hundred Sixty and 00/100 Dollars ($738,660.00) (the “Tenant Improvement Allowance”) which Tenant may apply against the cost of construction, furnishing and designing the 4th Floor Space, moving, acquiring or installing telephone, data, and word processing equipment, and any other purpose relating to the 4th Floor Space. Any unused portion of the Tenant Improvement Allowance may be applied to Rental. Tenant agrees that any cost of the tenant improvements exceeding the Tenant Improvement Allowance shall be the responsibility of the Tenant. All improvements, except as otherwise provided for herein, for either the 4th Floor Space or the 5th Floor Space (the “Tenant Leasehold Improvements”) shall be surrendered to Landlord with the Leased Premises upon termination of this Lease by lapse of time or otherwise.

Section 2.02.a. Construction of 4th Floor Space Improvements. Tenant shall cause to be prepared a complete set of preliminary plans and specifications for the construction of the Tenant Leasehold Improvements for the 4th Floor Space. Landlord shall have five (5) business days to review and approve or disapprove, in writing, such plans and specifications. If the preliminary plans and specifications are not approved, the parties shall confer and negotiate in good faith to reach a mutual agreement on the plans and specifications. If Landlord does not disapprove of such plans and specifications in writing within such 5 day period, they shall be deemed approved.

When the parties have reviewed and approved the preliminary plans and specifications for the Tenant Leasehold Improvements, Tenant shall cause its architect to prepare the proposed final plans and specifications for the Tenant Leasehold Improvements. Landlord shall review said final plans and specifications within five (5) business days and provide its approval or disapproval. If the proposed final plans and specifications are not approved, the parties shall confer and negotiate in good faith to reach a mutual agreement on the final plans and specifications. If Landlord does not disapprove of such plans and specifications in writing within such 5 day period, they shall be deemed approved.

Within fifteen (15) days following approval of the final plans and specifications, Tenant shall engage a general contractor to construct the Tenant Leasehold Improvements from the list of general contractors approved by Landlord and set forth in Exhibit C attached hereto and made a part hereof. The construction contract between Tenant and its general contractor shall require the general contractor to: (i) observe all reasonable construction rules and regulations promulgated by Landlord; (ii) carry liability and completed operations insurance in form, amounts, and with companies reasonably acceptable to Landlord; and (iii) perform the work in a manner to minimize interference with other Building occupants. Landlord or its representative shall have the right to enter the Leased Premises at all reasonable times for the inspection of the Tenant Leasehold Improvements.

Landlord shall disburse from the Tenant Improvement Allowance, no more than once every two (2) weeks, upon receipt of evidence of completion of the work and inspection and approval by Landlord or its representative, such approval not to be unreasonably withheld, conditioned or delayed. At the written request of Tenant, which shall include verification of Tenant’s approval of the applicable work completed as well as lien waivers or partial lien waivers from the general contractor, Landlord shall disburse all or any applicable portion of the Tenant Improvement Allowance directly to the general contractor.

Section 2.02.b. Preparation of the 5th Floor Space. Landlord agrees, solely at Landlord’s expense, to prepare and paint the ceiling and to install building standard lighting and mini blinds on the 5th Floor Space similar in fashion to that which was installed on the 4th Floor Space as of the Effective Date. If requested by Tenant, Landlord agrees to provide Tenant a loan to be used for all other Tenant Leasehold Improvements to the 5th Floor Space in an amount not to exceed Seven Hundred Twenty Eight Thousand Seventy and 00/100 Dollars ($728,070.00) (the “5th Floor Space Improvement Loan”), which Tenant may use for the cost of construction, furnishing and designing the 5th Floor Space, moving, acquiring or installing telephone, data, and word processing equipment, and any other purpose relating to the 5th Floor Space.

Prior to Landlord funding any 5th Floor Space Improvement Loan, if requested by Landlord, Tenant shall provide Landlord with financial information on Tenant in sufficient quantity and quality, in Landlord’s reasonable judgment, to evaluate the creditworthiness of Tenant. Landlord shall have ten (10) business days from receipt of the financial information to review and approve or disapprove funding of the 5th Floor Space Improvement Loan. If the financial condition of Tenant has had a material adverse change since the date of this Lease, Landlord shall have no obligation to fund the 5th Floor Space Improvement Loan.

Construction of the Tenant Leasehold Improvements to the 5th Floor Space will be subject to Landlord’s approval pursuant to the terms, conditions, and procedures found in Section 2.02.a. Tenant shall have ninety (90) days from the earlier of the date Tenant receives Landlord’s approvals of the preliminary and final plans and specifications for the Tenant Leasehold Improvements or twelve (12) months after commencement of Rental on the 4th Floor Space to commence any Tenant Leasehold Improvements to the 5th Floor Space that Tenant desires to fund by the 5th Floor Space Improvement Loan. No additional disbursements from the 5th Floor Space Improvement Loan shall be made after such ninety (90) days, except to pay bills and invoices for Tenant Leasehold Improvements installed or performed during such ninety (90) day period, but which are not received until after such ninety (90) day period. Interest shall be charged to Tenant on all outstanding principal under the 5th Floor Space Improvement Loan at a rate of eight and one half percent (8 1/2%) per annum and equal monthly payments of principal and interest, amortized over the remaining original term of this Lease, shall be made to Landlord on the first day of each month after such ninety (90) day period, along with the other Rental required hereunder. At the request of Landlord, Tenant shall execute a Promissory Note payable to Landlord evidencing all amounts owed under the 5th Floor Space Improvement Loan with the terms of such Promissory Note to reflect the interest and payment provisions above.

ARTICLE III

USE AND OCCUPANCY

Section 3.01. Use. The Leased Premises are to be used and occupied for the purpose of a general office business and other purposes incidental to a general office business and for no other purposes, without the consent of Landlord.

Section 3.02. Care of the Leased Premises. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the cost of fire or other insurance coverage on said Building and/or its contents. (Landlord hereby acknowledges that the use of the Leased Premises by Tenant as permitted in Section 3.01 would not be considered unlawful, disreputable, extra-hazardous or would not result in an increase in insurance costs.) Tenant shall not place any objects in any part of the Leased Premises that would cause a load on the floors of the Leased Premises in excess of fifty (50) pounds per square foot for any portion of the Leased Premises without prior approval by Landlord, except for those areas of the Leased Premises identified by Tenant and approved by Landlord (primarily any file or storage rooms) where greater design loads are necessary or required. Landlord shall have the right to have a floor load analysis of any part of the Leased Premises made at any time. If such analysis should indicate that the foregoing limitations have been exceeded, Tenant shall promptly take such action as may be required to eliminate the overloading condition and will reimburse Landlord for the expense incurred in completing the analysis as well as any damage caused by such overloading.

Section 3.03. Laws and Regulations; Rules of Building. Tenant, at Tenant’s cost, shall comply with all Applicable Laws, including without limitations any ADA (American with Disabilities Act) requirements, relating to the use, condition or occupancy of the Leased Premises by Tenant during the lease term. Notwithstanding the foregoing, Landlord is responsible, at Landlord’s cost, to comply with ADA requirements in the restrooms located on the 4th and 5th floors as of the Commencement Date. All other compliances with Applicable Laws relating to the Building shall be at Landlord’s sole cost and expense. Tenant will comply with the Rules of the Building adopted by Landlord from time to time (including those attached hereto and made a part hereof) for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein, all of which will be nondiscriminatory and uniformly applied to Landlord, Tenant and all other tenants of the Building and will be sent by Landlord to Tenant in writing and thereafter shall be carried out and observed by Tenant. A complete copy of the Rules of the Building in effect at the time of execution of this Lease is attached hereto and made part hereof as Exhibit D. Landlord shall exercise reasonable diligence to assure that Landlord and other tenants of the Building observe such Rules of the Building; provided, however, Landlord shall not be held responsible or liable for the failure of any other tenant to observe any Rules of the Building or any other provision of its lease. Notwithstanding anything to the contrary contained in this Section 3.03 or in the other provisions of the Lease, it is agreed that Tenant is neither responsible for latent defects existing as of the Effective Date discovered in the Leased Premises which shall be corrected or repaired by Landlord, at Landlord’s sole cost and expense, nor responsible for complying with the legal and insurance requirements (collectively, “Building Requirements”), when (a) such Building Requirements are imposed on a Building wide basis and do not relate to Tenant’s particular manner of use of the Leased Premises, (b) a notice of violation or order was issued prior to the date Tenant is given possession of the Leased Premises, or (c) such Building Requirements require investigating, certifying, monitoring, encapsulating, removing or in any way dealing with asbestos or Hazardous Materials existing on or before the Effective Date hereof.

Section 3.04. Nuisance. Tenant and Landlord shall conduct their business and control their agents, employees, invitees and visitors in such manner as not to create any nuisance. Tenant shall not interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building and Landlord shall not interfere with, annoy or disturb Tenant so long as no Event of Default exists under this Lease.

Section 3.05. Entry to Leased Premises. Landlord hereby covenants to Tenant that subject to reasonable Rules of the Building which Landlord may establish in the interest of Building security, Tenant shall have access to the Building, its elevators and the Leased Premises twenty-four hours per day, seven days a week throughout the Lease Term subject to after- hours costs related to Tenant’s access.

Section 3.06. Pass Keys. Landlord shall furnish to Tenant, at Landlord’s sole cost and expense, an initial supply of keys or other security devices (security fobs or cards) in order to access the Building, the elevators serving the Leased Premises and the Leased Premises 24 hours a day, seven (7) days each week during the term of this Lease. For purposes of this Section, an initial supply shall mean five (5) sets per each 1,000 square feet of Rentable Area in the Leased Premises (both 5th Floor Space and 4th Floor Space included). After Tenant receives its initial supply, Landlord, at Tenant’s option and at Tenant’s expense, shall from time to time replace or supplement, as needed, pass keys or other security devices (security fobs or cards), except in the case of Tenant’s expansion into any Expansion Space from time to time, and in such event or events, Landlord will provide Tenant, at Landlord’s sole cost and expense, five (5) sets of keys or other security devices (security fobs or cards) per each 1,000 square feet of Rentable Area of Expansion Space leased by Tenant from time to time during the term of this Lease.

Section 3.07. Trade Fixtures. Any trade fixtures installed on the Leased Premises by Tenant, such as movable partitions, counters, shelving, showcases, mirrors and the like (“Trade Fixtures”), may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any such Trade Fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such Trade Fixtures shall become the property of Landlord.

ARTICLE IV

RENT

Section 4.01. Basic Rent. Tenant hereby agrees to pay a basic rent (hereinafter called “Basic Rent”) in an amount equal to:

Space	Basic Rent Monthly	Basic Rent Annualized
4th Floor Space	$34,879.75	$418,557.00
5th Floor Space	$26,291.42	$315,497.00

The Basic Rent shall be payable in advance on the first day of each month beginning on the applicable Rent Commencement Date. The Basic Rent together with Tenant’s Proportionate Share of Excess Operating Cost and Governmental Charges to be paid by Tenant as defined in Sections 4.02, 4.03, 4.04 and 4.05 hereof are referred to hereinafter as “Rental.” Tenant shall pay the Rental monthly to Landlord at Landlord’s Building management office at Colliers Turley Martin Tucker, Suite 170, One American Square, Indianapolis, IN. 46282, or at such other location as Landlord may designate from time to time, without demand and without any deduction, abatement, counterclaim or set-off, except as otherwise expressly set forth herein. In the event of a partial month at the beginning or end of the term of this Lease, the Rental shall be prorated on the basis of a 30-day month. Any portion of the Rental or any other charges not paid within five (5) business days of when due shall bear a delinquency service charge equal to five cents per dollar of such delinquency. In addition, interest at the rate set forth in Section 10.05 of this Lease shall be charged on any Rental not received within thirty (30) days of the date due. All Rental and other charges payable by Tenant pursuant to the terms of this Lease shall be payable without relief from valuation and appraisement laws.

Section 4.02. Operating Cost. That portion of the Building that is designated as office space for purposes of this Lease is located on the second, third, fourth and fifth floors of the Building and includes approximately 98,216 square feet of Rentable Area (“Office Area”). Areas of the 1st floor shall not be deemed Office Area regardless of their use. In addition to the Basic

Rent on the 5th Floor Space, Tenant shall pay each calendar year as part of the Rental Tenant’s Proportionate Share of the amount by which the Office Area Operating Cost, grossed up as if the Office Area of the Building were 100% occupied, for the Building in any calendar year exceeds the “Basic Operating Cost” of Five Hundred Eighty-Seven Thousand Three Hundred Thirty-One and 68/100 Dollars ($587,331.68); any such excess may be referred to herein as “Excess Operating Cost.” Landlord represents and warrants to Tenant that the Basic Operating Cost was grossed up as if the Office Area of the Building was 100% occupied. Except to the extent herein otherwise provided, the term “Operating Cost” as used herein shall mean all expenses and costs (but not Excluded Operating Expenses or specific costs which are separately billed to and paid or reimbursed by specific tenants) of every kind and nature which Landlord shall actually pay or incur because of or in connection with the ownership and operation of the Office Area of the Building during a calendar year, as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, and with sound management practices generally accepted with respect to the operation and maintenance of first class office buildings in Marion County, Indiana (“Comparable Office Buildings”), including, but not limited to, the following:

(a) Wages, salaries, fringe benefit costs, payroll taxes, unemployment compensation payments, workmen’s compensation insurance premiums and other related expenses of all employees directly engaged in the operation, cleaning, maintenance and security of the Building; costs of Building employee uniforms and cleaning thereof; the cost of fair rental value of a Building management office; and the management fees payable by Landlord (excluding brokerage commissions for leasing) if management of the Building is contracted to a third party;

(b) All supplies and materials used in the operation, cleaning, maintenance and security of the Office Area of the Building and all of its machinery and equipment;

(c) Cost of utilities, including water and power for heating, lighting, air conditioning and ventilating the entire Office Area of the Building (including all common and service areas), fuel adjustment charges, sewer use charges and any utility taxes;

(d) Cost of all management, maintenance, security and service agreements for the Office Area of the Building and the equipment therein, including, without limitation, alarm service, trash removal, window cleaning and elevator maintenance;

(e) Accounting costs, including the costs of audits by certified public accountants, pertaining solely to the management and operation of the Office Area of the Building;

(f) Cost of all insurance, including, without limitation, fire, casualty, liability and rental value insurance applicable to the Office Area of the Building and Landlord’s personal property used in connection with the operation and maintenance of the Office Area of the Building;

(g) Cost of repairs, replacements and general maintenance of the Office Area of the Building and each part thereof (excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to other tenants of the Office Area of the Building);

(h) Snow removal, landscaping and any and all other common area maintenance costs related to the Common Areas in the Office Area of the Building, including sidewalks and landscaping on the Building Site ; and

(i) Amortization over the anticipated useful life pursuant to generally accepted accounting principles of capital improvements made to the Office Area of the Building subsequent to the commencement date of this Lease which may be required by governmental authorities or which will improve the operating efficiency of the Office Area of the Building resulting in a reduction of Operating Cost.

(j) Cost of all insurance required to be maintained by Landlord herein including but not limited to terrorism coverage, to the extent not covered by (f) above.

Section 4.03. Excluded Operating Cost. Notwithstanding anything in this Lease to the contrary, the following items shall be excluded from the “Operating Cost” of the Building and shall be deemed “Excluded Operating Expenses” as used herein:

(a) Except for deductible amounts pursuant to an insurance policy, repairs or other work occasioned by fire, windstorm or other casualty generally insured under standard insurance policies carried by landlords on Comparable Office Buildings or by the exercise of eminent domain.

(b) Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants.

(c) Attorneys’ fees, costs and expenses in maintaining the Trust.

(d) Renovating or otherwise improving or decorating, painting or redecorating tenant space for tenants or other occupants of the Building.

(e) Landlord’s cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant.

(f) Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, except where the improvement reduces the operating expenses and is charged to Tenant on a prorated basis over the depreciable life of the improvement.

(g) Depreciation and amortization.

(h) Costs of a capital nature, including, but not limited to, capital improvements, capital equipment, and capital tools all in connection with generally accepted accounting principles except as provided for in (f).

(i) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

(j) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease.

(k) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive cost of such services were they not so rendered by a subsidiary or affiliate.

(l) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases.

(m) Landlord’s general overhead.

(n) Any compensation paid to clerks, attendants, or other person in commercial concessions operated by Landlord.

(o) All items and services for which Tenant reimburses Landlord or pays third persons.

(p) Advertising or promotional expenditures.

(q) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority.

(r) Management costs unless they are included in the computation for “Basic Operating Cost” and do not exceed similar costs incurred in Comparable Office Buildings.

(s) Operating costs for sculpture, paintings, or other objects of art.

(t) Operating costs incurred in the operation of the Retail Area and capital improvements made to the Retail Area.

(u) Wages, salaries, or other compensation paid to any executive employees above the grade of General Manager.

(v) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial and housekeeping services and which is not affixed to the Building.

(w) Governmental Charges.

No costs or expenses incurred in connection with the ownership, maintenance or operation of the parking lots located to the south and east of the Building or in connection with the ownership, maintenance or operation of any facilities located other than on the Building Site shall be included for determination of the Office Area Operating Cost as that term is used herein. In no event shall Landlord collect from tenants of the Office Area of the Building any amount in excess of one hundred percent (100%) of actual Operating Cost for the Office Area of the Building. Landlord shall make no profit in connection with Operating Cost for the Office Area and Retail Area, nor shall Landlord recover any item of cost twice through Operating Cost for the Office Area and Retail Area. There shall not be included in Operating Cost any costs in excess of those that would be reasonably incurred by prudent operators and managers of similar Comparable Office Buildings. If the commencement or termination dates of this Lease are other than January 1st or December 31st, respectively, of any calendar year, Basic Operating Cost and Excess Operating Cost for any such calendar year shall be prorated.

Landlord shall allocate on a consistent and equitable basis, in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied, the operating costs and expenses of providing Building services to the Retail Space of the Building and the Parking Lots so as to exclude all such costs and expenses from Operating Cost charged to the Office Space of the Building. Landlord shall also allocate on a consistent and equitable basis, in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied, all taxes, service payments in lieu of taxes, assessments, excises, levies, fees, or charges, general or special, ordinary and extraordinary, unforeseen as well as foreseen, or any kind of which are assessed, levied, charged, condemned, or imposed by any public authority upon the Retail Space of the Building and the Parking Lots so as to exclude such governmental charges for the Retail Space of the Building and the Parking Lots from the Governmental Charges payable under this Lease for the Office Area of the Building and Building Site.

Section 4.04. Payment of Tenant’s Proportionate Share of Excess Operating Cost. Except as provided in Section 4.05, Tenant shall pay to Landlord, as part of the Rental Tenant’s Proportionate Share of the Excess Operating Cost, for both the 5th Floor Space and the 4th Floor Space, within thirty (30) days after delivery to Tenant of a statement of the Office Area Operating Cost and a computation of Tenant’s Proportionate Share of the Excess Operating Cost. On Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a statement of Operating Cost and Excess Operating Cost for a particular calendar year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided for in this Lease, the Landlord shall provide Tenant with a statement (Expense Statement) of the Office Area Operating Cost for the Building for said calendar year and with such reasonable supporting documentation as Tenant may reasonably request. Landlord shall provide this information and the Expense Statement to Tenant within sixty (60) days after Tenant’s written request.

Section 4.05. Landlord’s Right to Estimate Operating Cost. Landlord may estimate Operating Cost for the Office Area of the Building for any calendar year, commencing January 1, 2009. If such estimate is in excess of the Basic Operating Cost, Landlord shall notify Tenant at least thirty (30) days prior to the next Rental payment date and Tenant shall pay to Landlord, as part of the Rental, Tenant’s Proportionate Share of such estimated annual excess. Estimated annual Excess Operating Cost shall be payable in monthly installments as nearly equal as possible beginning on the Rental payment date next following the date of notice to Tenant as above stated and ending on the last Rental payment date for such calendar year. Within a reasonable period of time after the end of such calendar year, Landlord shall render to Tenant a final statement of the Office Area Operating Cost for such calendar year and a computation of Tenant’s Proportionate Share of the Excess Operating Cost (the “Annual Statement”). Within thirty (30) days thereafter, Tenant shall pay to Landlord Tenant’s Proportionate Share of the Excess Operating Cost, less amounts previously paid by Tenant as a result of Landlord’s estimate. If the computation shows that a refund is due Tenant, such amount shall be paid with the statement reconciling the Operating Cost rendered to Tenant.

Section 4.06. Governmental Charges. Tenant shall pay to Landlord, as part of the Rental, Tenant’s Proportionate Share of all taxes, service payments in lieu of taxes, assessments, excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, condemned, or imposed by any public authority upon the Building Site and/or the Building related to the Office Area, personal property owned or used in connection with the operation of the Building or upon its operations or the rent provided for in this Lease and payable during the term of this Lease, referred to herein as “Governmental Charges,” but excluding any Governmental Charges for the parking lots and income taxes, gross receipt taxes or similar taxes upon Landlord’s rental receipts. It is agreed that Tenant will be responsible for the ad valorem taxes on its own personal property in, on or about the Building. Tenant shall pay during the calendar year commencing calendar year 2009, Tenant’s Proportionate Share of all Governmental Charges in advance in monthly installments as nearly equal as possible. The amounts payable during the calendar year prior to the time when the actual amount of Governmental Charges payable that year is determined shall be based upon Landlord’s reasonable estimate of the amount of such Governmental Charges, to be adjusted in the first month next following the date when the exact amount of such Governmental Charges is determined. Governmental Charges for periods of less than a calendar year shall be on a pro rata basis. Overpayments or under payments of the Tenant’s Proportionate Share of actual Governmental Charges shall be paid or reimbursed in the same fashion as overpayments or under payments of Tenant’s Proportionate Share of Basic Operating Cost as provided in Section 4.05 hereof.

Section 4.07. Audit of Landlord’s Books. Landlord shall keep at the Building full, accurate and separate books of account covering Landlord’s Basic Operating Cost and the Operating Cost incurred for the Office Area of the Building for each calendar year during the term of this Lease. Landlord shall retain such books of account for a period of at least two (2) years after the expiration of each calendar year. Tenant shall have the right at all reasonable times to inspect such books of account. If Tenant does not agree with Landlord’s determination of Tenant’s Proportionate Share of the Excess Operating Cost for any particular calendar year, then Tenant shall have the right, if notice of the nature and extent of such disagreement is given to Landlord not later than sixty (60) days following receipt of the Annual Statement by Tenant, and if the parties are unable to resolve such disagreement by negotiation within sixty (60) days following Tenant’s notice to Landlord, to cause an audit to be made of Landlord’s records concerning Tenant’s Proportionate Share of the Excess Operating Cost by a qualified independent certified public accountant designated by Landlord from a list of not fewer than five (5) such accountants selected by Tenant. Such audit shall be conducted only during regular business hours at the office where Landlord maintains its records concerning the Operating Cost for the Office Area of the Building and shall be at the expense of Tenant unless the audit discloses an error in excess of five percent (5%) in the computation of the total amount of Tenant’s Proportionate Share of the Excess Operating Cost, in which case the audit shall be at the expense of Landlord. The results of the audit shall be delivered to both Landlord and Tenant within fifteen (15) days after completion by the certified public accountant and shall be binding upon Landlord and Tenant. If no such notice of disagreement is received by Landlord within thirty (30) days following receipt of the Annual Statement by Tenant, or if Tenant shall not elect to cause an audit by notice to Landlord by the thirty-fifth (35th) day following Tenant’s notice of disagreement, then the Annual Statement shall be conclusively deemed to have been approved and accepted by Tenant. Pending resolution of any dispute with respect to the Annual Statement, Tenant shall pay the sum as shown on the Annual Statement, and if it shall finally be determined that any portion of such sum was not properly due, Landlord shall promptly refund the appropriate sum to Tenant.

ARTICLE V

BUILDING OPERATION AND SERVICES

Section 5.01. Services. Landlord agrees to furnish to the Leased Premises the following services at no additional charge or expense to Tenant (except as otherwise noted below), as are customarily furnished to Comparable Office Buildings and to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Leased Premises for general business office use or as may be required by law or directed by government authority:

(a) Hot and cold water at those points of supply provided for general use of tenants in the Building for lavatories and drinking fountains on each floor of the Leased Premises at reasonable locations, as shown on the final plans and specifications approved by Landlord and Tenant, twenty-four (24) hours per day, seven (7) days per week;

(b) Automatic elevator service for two (2) passenger and one (1) combination passenger/service elevator on a continuous basis twenty-four (24) hours per day, seven (7) days per week;

(c) Janitorial services on a five-day week basis to provide standard cleaning only as more fully described in Exhibit F;

(d) Central heat and air conditioning from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, excluding the holidays identified on Exhibit D, which is attached hereto and made part hereof or any additional holidays declared by the government, at temperatures and in amounts as are standard and customary for Comparable Office Buildings;

(e) Electrical power sufficient for the operation of Building Standard Work (as defined in this Article V) lighting, desktop or laptop computers, office copying machines and other machines of similar low electrical consumption, but not in excess of one kilowatt hour per month per square foot of Rentable Area in the Premises and not including electricity required for any item of electrical equipment which (singly) consumes more than 500 watts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase; and provided that if the installation of any of Tenant’s equipment, or any special electrical equipment installed by Landlord to service Tenant’s equipment, requires additional air conditioning or ventilating capacity above that provided by the Building’s standard systems, then the additional air conditioning and/or ventilating equipment shall be provided by Tenant and the installation and operating costs of such additional equipment will be the obligation of Tenant;

(f) Lamps, bulbs, tubes and ballasts for Building standard lighting fixtures or other lighting fixtures used by Tenant in the Leased Premises, and the replacement of such lamps, bulbs, tubes and ballasts and the installation thereof for such lighting fixtures, at Tenant’s cost;

(g) Building security service in the Common Areas of the Building during normal working hours during the week; provided, however, Landlord shall not be liable to Tenant or any of Tenant’s employees for losses due to theft or burglary, or for damages done by persons in the Building or on the Building Site;

(h) Washing of windows at intervals reasonably established by Landlord, but not less frequently than three times per year on the interior and three times per year on the exterior;

(i) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

(j) Repair and maintenance to the extent specified elsewhere in this Lease.

Landlord may employ an independent power consumption survey expert to render an opinion as to the quantity of electricity consumed by Tenant. If such survey indicates Tenant’s consumption is in excess of one-kilowatt hour per month per square foot of Rentable Area in the Leased Premises, Tenant shall pay the reasonable cost of such survey together with the cost to Landlord of such excess electrical consumption. Should any of the equipment or machinery utilized in supplying the services listed herein cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of Rental or damages on account of any interruptions in service occasioned thereby or resulting therefrom, except as expressly otherwise provided below. Notwithstanding any other provisions hereof, in the event that any Applicable Laws now or hereafter in effect shall impose a limit or allocation to the Building of any utility or other service, whether or not the same is to be supplied to the Building or the Leased Premises by Landlord pursuant to this Section 5.01, then Tenant shall not use or cause to be consumed on the Leased Premises, nor shall Landlord be required to provide to the Leased Premises hereunder, such utility or other service in an amount or in a manner which would result in the violation by Landlord or Tenant of such Applicable Laws.

Section 5.02. Building Repairs. Other than the repairs that Landlord may be required to perform pursuant to Articles IX and XI, Landlord shall, subject to the provisions of Section 5.03 below, only be required to maintain and repair the Common Areas. Such maintenance shall, except as otherwise expressly provided in this Lease, be included in calculating the Operating Cost pursuant to the provisions of Sections 4.02, 4.03, 4.04, and 4.05.

Section 5.03. Repairs by Tenant. Except to the extent as otherwise provided in Section 5.02, Article VIII, Article IX and Article XI, and subject to the waivers of Landlord contained in Section 8.02 of this Lease, Tenant agrees, at Tenant’s own cost and expense to repair or replace any damage or injury done to the Building and Leased Premises, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees or visitors; provided, however, that if Tenant fails to make such repairs or replacements promptly after notice from Landlord to Tenant, Landlord may, at Landlord’s option, make such repairs or replacements and Tenant shall repay the reasonable, out-of-pocket costs thereof actually incurred and documented by Landlord, together with fifteen per cent (15%) additional overhead charge, to Landlord on demand. Tenant shall be responsible for all carpet and mini-blind cleaning and other janitorial services not included within standard cleaning as set forth in Section 5.01(c). Notwithstanding the foregoing Landlord, at its expense, shall be responsible for making repairs to the Leased Premises attributable to acts or omissions of Landlord or Landlord’s employees, agents, contractors or invitees.

Section 5.04. Additions, Alterations and Improvements. Except for Tenant’s Leasehold Improvements installed pursuant to the terms and conditions of Article II hereof, Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the express consent of Landlord (except for cosmetic changes the costs of which shall not exceed five thousand and no/100 dollars ($5,000.00) in any calendar year), which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide advance written notice to Landlord and its property management company for any and all alterations, additions or improvements to be made to the Leased Premises. All contractors, mechanics or laborers used by Tenant in performance of any work (cosmetic changes excepted) shall be subject to Landlord’s prior written approval. Any and all alterations, additions or improvements when made to the Leased Premises by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise unless Landlord, elects at the time of Landlord’s approval, to have them removed by Tenant, in which event the same shall be removed from the Leased Premises by Tenant prior to the expiration at Tenant’s expense. Tenant shall promptly repair or pay for repairing any damage to the Building caused by the installation or removal of any such alterations, additions or improvements to the extent Tenant is required to remove such alterations, additions or improvements on or before expiration or termination of this Lease.

Notwithstanding the above, Landlord and Tenant agree that Tenant’s Personal Property installed by Tenant prior to or during its occupancy of the Leased Premises may be installed without Landlord’s consent and removed by Tenant at any time during the term of this Lease.

Section 5.05. Liens. Tenant shall keep the Leased Premises free from any liens including, but not limited to, mechanic’s liens for work claimed to have been done for or material claimed to have been furnished to the Leased Premises by Tenant and Tenant shall, at its own expense, cause the same to be discharged of record within forty-five (45) days after the date of filing thereof, by bonding or as provided or required by law or in any other lawful manner, and in connection with such mechanic’s liens, Tenant shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, and actual out-of-pocket costs and expenses reasonably incurred and documented, including reasonable paralegals’ and attorneys’ fees, resulting therefrom or by reason thereof. If Tenant fails to discharge such mechanic’s liens within the allotted time, Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other actual out-of-pocket costs and expenses reasonably incurred and documented by Landlord in connection therewith. Notwithstanding anything in this Section 5.05 to the contrary, Tenant shall have no liability for any mechanic’s lien or other lien filed against the Leased Premises or the Building in connection with Landlord’s repairs to the Building and Leased Premises pursuant to Section 5.03, Article IX and Article XI.

Section 5.06. Interpretation of Essential Services. Notwithstanding anything in this Lease to the contrary, if there is an interruption in essential services to the Leased Premises (defined as HVAC, electrical service, or elevator service) and such interruption continues for a period of two (2) consecutive days, Tenant shall be entitled to an abatement of Rental for the period beyond two (2) days that such essential services are not provided, to the extent that such interruption interferes with the use of the Leased Premises by Tenant. Landlord shall give Tenant reasonable advance notice of Landlord’s intention of performing any repairs, alterations or improvements that will or might result in an interruption or diminishment of the essential services to the Leased Premises and shall exert all reasonable efforts to limit the length of any such interruption. Landlord shall avoid interruption of electrical service to Tenant’s computers and data processing equipment unless absolutely necessary. Landlord shall promptly restore essential services with due diligence after the necessity for the suspension has ended. If Tenant shall have the right hereunder to an abatement of Rentals for a period of thirty (30) days or more, then Tenant may, by written notice to Landlord given at any time after the expiration of the thirty (30) day period and prior to restoration of the interrupted service, terminate this Lease effective as of the date of such notice provided however, if and so long as, Landlord is diligently pursuing reinstatement or correction of essential services, Tenant shall have no right to terminate.

ARTICLE VI

SECURITY

Section 6.01. Security Deposit. No Security Deposit is being collected by Landlord.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

Section 7.01. Assignment and Subletting. Except as hereinafter provided, Tenant shall not assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; and any attempted assignment or subletting without such consent shall be invalid and unenforceable. Further, Tenant may assign this Lease, or sublet all or portions of the Leased Premises, to any Affiliated Entity without the prior consent of Landlord (“Permitted Transfer”). An “Affiliated Entity” shall include any corporation, partnership, or other form of entity that is either wholly or majority owned by Tenant, any entity which wholly or majority owns Tenant, any entity resulting from a merger, consolidation, reorganization or other transaction of a similar character involving Tenant, or any entity succeeding and acquiring the business and assets of Tenant. In the event of a Permitted Transfer, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of Rentals and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. Notwithstanding anything in this Section 7.01 to the contrary, a change in the controlling interests of Tenant from time to time during the Lease Term shall not constitute an assignment of this Lease.

ARTICLE VIII

NON-LIABILITY, INDEMNIFICATION AND INSURANCE

Section 8.01. Exculpation of Landlord; Waiver of Claims by Tenant. Landlord and Landlord’s agents and employees shall have no liability to Tenant or Tenant’s agents, guest, invitees or employees for any damage to the property of Tenant or its agents or employees, including any consequential damages arising therefrom, irrespective of the cause of such damage and whether or not caused, or alleged to be caused, in whole or part, by the joint or several negligence of Landlord, its agents or employees, except to the extent caused by the sole negligence or willful misconduct of Landlord, or its agents, employees or invitees as determined by a final non-appealable judgment. No such occurrence shall be deemed to be an actual or constructive eviction from the Leased Premises or result in an abatement of rental except as provided in Article IX. Tenant agrees to carry adequate insurance to fully protect Tenant against loss or damage to such property by any casualty that is coverable by fire and extended coverage insurance, and all such insurance shall contain or be endorsed with a clause permitting waiver of rights of recovery prior to a loss and waiving all rights of subrogation so long as such clause is available. Tenant hereby waives all claims for recovery from Landlord and Landlord’s agents or employees for any loss or damage to the property of Tenant to the extent that such loss is or could have been insured by valid and collectible fire and extended coverage insurance policies in standard form containing a waiver of subrogation endorsement; it being the intent of the parties hereto to assign the entire risk of loss arising out of damage to Tenant’s property to such insurance to be procured by Tenant at Tenant’s own expense.

Section 8.02. Waiver of Claims by Landlord. Landlord shall procure and keep in effect during the term of this Lease terrorism, fire and extended coverage insurance on the Building and the Building Standard Work, as hereafter defined, in such amounts as Landlord deems necessary to effectively protect itself against loss to its property arising out of casualty covered by such insurance. Building Standard Work shall include the following:

(a) Tenant Suite Entry – 3’0” wide ceiling height natural finish solid-core door with glass side light. Door includes closure with mortise lock set and brushed silver finish steel hardware.

(b) Tenant interior doors – 3’0” wide ceiling height solid-core natural finish with stainless steel hardware.

(c) Demising Partitions – (Those partitions which separate tenants and/or which occur on the public corridor.) 2 1/2” 25 gauge metal stud with 5/8” fire code drywall on each side with vinyl wall covering on the public corridor side and painted finish on Tenant side with batt lay-in insulation above the ceiling extending 2’0” either side of the intersection of the wall and ceiling.

(d) Interior partitions – 2 1/2” 25 gauge metal stud with 5/8” painted drywall.

(e) Lighting – 2 lamp, 120 volt suspended Cerra Direct baffle light fixtures. One 4-foot fixture for each 100 sq. ft. of area in the Leased Premises.

(f) Duplex Electric Outlets – One (1) outlet for each 150 sq. ft. of area in the Leased Premises

(g) Telephone Outlets – One outlet for each 200 sq. ft. of area in the Leased Premises.

(h) Heating and Air Conditioning subject to Section 5.01 – Year round heating and air conditioning systems including ducted supply and plenum return distribution system below the raised floor to provide conditioned air to all Tenants offices and rooms. Perimeter ductwork for conditioned air to supplement heat along exterior walls. The system will be designed to maintain temperature in normal comfort zones on a standard lighting and electrical load and occupancy of one person per 100 sq. ft. of area in the Leased Premises.

(i) Drinking Fountains – Two (2) for each Building floor at locations designated by Landlord’s architect.

(j) Floor covering – 20 oz. carpet square directly glued to floor.

(k) Sprinkler Heads – Per code but not to exceed a maximum of one (1) head for each 150 square feet of Rentable Area in the Leased Premises.

All terrorism, fire and extended coverage insurance which may be carried by Landlord with respect to the Building or the property of Landlord located therein shall contain or be endorsed with a clause permitting waiver of rights of recovery prior to a loss and waiving all rights of subrogation so long as such a clause is available. Landlord waives all claims for recovery from Tenant for any loss or damage to the Building or the property of Landlord located therein to the extent such loss is covered by valid and collectible terrorism, fire and extended coverage insurance policies in standard form containing a waiver of subrogation endorsement. Tenant shall remain liable to Landlord for the cost of repairing any damage to the Leased Premises, the Building, or the property of Landlord which is caused or contributed to by an act or omission of Tenant, its agents, employees, guests, or invitees to the extent that such damage is not insured or insurable by Landlord under standard fire and extended coverage insurance policies covering the Building for its full replacement value, whether or not Landlord may elect to insure the Building for its full replacement value. Any expense to Landlord in obtaining such waiver of subrogation endorsement, together with the underlying premiums for such insurance, shall be included in the Office Area Operating Cost defined in Section 4.02 of this Lease.

Section 8.03. Landlord’s Non-Liability. Landlord shall not be liable to Tenant or its agents or employees or any other person in the Leased Premises or in the Building by Tenant’s consent, invitation or license, express or implied, for any damage to property or injury to or death of any person sustained by reason of the condition of the Leased Premises or the Building, or any part thereof, or arising from the bursting or leaking of any water, gas, sewer or steam pipes, or due to any act or neglect of a co-tenant or other occupant of the Building or other person therein (except for Landlord, its agents and employees), or due to any casualty or accident in or about the Building, irrespective of the cause of such damage or injury and whether or not caused, or alleged to be caused, in whole or in part, by the joint or several negligence of Landlord, its agents or employees, except to the extent caused by the sole negligence or willful misconduct of Landlord, or its agents, employees or invitees as determined by a final non-appealable judgement. No such occurrence shall be deemed to be an actual or constructive eviction from the Leased Premises or result in an abatement of rental except as provided in Article IX.

Section 8.04. Public Liability and Property Damage Insurance. Landlord and Tenant shall each procure and maintain adequate commercial general liability insurance and property damage insurance to protect itself for its own liability for personal injuries (including death) to, or damage to property of, other persons in the Leased Premises or in the Building; it being the intent of each of the parties hereto to bear the responsibility for its own liability to such other parties and adequately protect itself by procuring such public liability insurance to cover its own liability for such claims by others. Landlord’s expense for its premiums for such insurance shall be included in the Office Area Operating Cost defined in Section 4.02 of this Lease. Any insurance required to be carried by Tenant hereunder shall be carried by a company rated at least “A-” by Best’s with a size category of at least IX. The commercial general liability and property damage insurance carried by Tenant shall be in an amount of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. All insurance policies shall provide Landlord no less than 30 days prior notice of cancellation and shall name Landlord and its property management company, as an additional insured. Tenant shall provide Landlord certificates of insurance evidencing the required coverage upon request from Landlord or its property management company.

ARTICLE IX

DESTRUCTION AND DAMAGE

Section 9.01. Damage by Casualty. In the event of a fire or other casualty in the Leased Premises, Tenant shall give prompt notice thereof to Landlord. If the Leased Premises, or any portion thereof, or the Building, shall be totally or partially destroyed by fire or other casualty so as to render the Leased Premises or any part thereof untenantable or not reasonably accessible, the Rental shall abate thereafter to the extent the Leased Premises are rendered untenantable or not reasonably accessible, and such abatement shall continue until such time as the Leased Premises or the portion thereof so damaged are made fit for use by Tenant or until the reasonable access to the Leased Premises shall be restored.

Section 9.02. Restoration. In the event of damage to the Leased Premises by fire or other casualty, Landlord shall repair the damaged portions of such premises to tenantable condition for use by Tenant as soon as is reasonably possible. Landlord shall have no duty to repair, restore, or replace Tenant’s Trade Fixtures or Tenant’s Leasehold Improvements, including without limitation, wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves and any other improvements originally installed by or for the Tenant which are not a part of or in excess of the Building Standard Work. In the event of the substantial destruction of the Leased Premises or the Building to the extent that Landlord shall decide not to rebuild the Leased Premises or the Building in substantially the same manner as originally constructed, this Lease shall be terminated as of the date of such destruction or damage with all Rental paid or refunded so as to adjust to the date of such destruction or damage. In the event that damage to the Building as a result of any casualty is such that the Leased Premises cannot be used by Tenant for its normal business operations for a period of six (6) months or more, either Landlord or Tenant may cancel and terminate this Lease with all Rental paid or refunded so as to adjust to the date of such destruction or damage. Notice of termination must be given by the terminating party to the other party within thirty (30) days of the date of the incident giving rise to the termination.

ARTICLE X

DEFAULTS AND REMEDIES

Section 10.01. Events of Default. The happening of any one or more of the following events shall be deemed to be an “Event of Default”:

(a) The making by Tenant of an assignment for the benefit of its creditors;

(b) The levying of a writ of execution or attachment on or against the Leased Premises or Tenant’s interest therein as the property of Tenant and the same not being released or discharged within thirty (30) days thereafter;

(c) Institution of proceedings in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein discharged, within thirty (30) days after the institution of said proceedings;

(d) The voluntary filing of any proceeding for liquidation, dissolution or adjudication of Tenant as a bankrupt;

(e) The doing by Tenant of any act pursuant to which a claim of a mechanics lien upon the Leased Premises or the Building is asserted of record and the same is not released or bonded over pursuant to Section 5.05 of this Lease;

(f) The making of any assignment of this Lease or any subletting of the Leased Premises or some portion thereof in breach of Article VII hereof;

(g) The failure of Tenant to pay Rental or any installment thereof within five (5) business days after its due date; provided, however, that Tenant shall be entitled one (1) written notice from Landlord per calendar year that Tenant has failed to pay an installment of Rental on its due date and shall have five (5) business days after receipt of such written notice in which to cure the default. After one (1) such notice has been sent to Tenant in a calendar year, Tenant shall not be entitled to any notice from Landlord for any subsequent failures to pay Rental occurring in such calendar year. Tenant acknowledges and agrees that Landlord shall under no circumstances be deemed to have waived this limitation on the number of notices to which Tenant is entitled if Landlord happens to provide Tenant with additional notices of failure to pay Rental, in excess of the one (1) notice, during any particular calendar year;

(h) The failure of Tenant to pay all costs, expenses, advances, charges and other amounts (other than the payment of Rental referred to in [g] above) that Tenant is required to pay under this Lease by the later of the next installment of Rental or within fifteen (15) days after notice or demand therefor is served upon Tenant by Landlord;

(i) The failure of Tenant to perform any of its covenants under this Lease (other than the covenants referred to in [g] and [h] above) within thirty (30) days after notice or demand therefore is served upon Tenant by Landlord, provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time not to exceed sixty (60) days.

Section 10.02. Remedies. Upon the occurrence and during the continuance of an Event of Default, Landlord shall have the option to:

(a) Terminate this Lease and all rights of Tenant hereunder and collect amounts due pursuant hereto;

(b) Re-enter the Leased Premises with or without process of law, using such lawful means as may be necessary to remove all persons and property therefrom and collect amounts due pursuant hereto; or

(c) Exercise any other right or remedy available to Landlord at law or in equity in addition to or as an alternative to any of the other rights and remedies of Landlord herein specified upon the occasion of any such Event of Default.

In the event of Landlord’s re-entry upon the Leased Premises as a result of the occurrence and continuance of any such Event of Default, Landlord shall take commercially reasonable efforts in a good faith manner to relet the Leased Premises or to otherwise mitigate its damages resulting from the occurrence of the Event of Default, provided that Landlord may first lease substantially all of the Rentable Area in the Office Area within the Building that is not occupied by Landlord for its own use or leased and occupied by other tenants, unless a prospective tenant requires more Rentable Area than is available to lease at the time, in which case Landlord shall lease the Leased Premises or a portion thereof to such prospective tenant. Any of Tenant’s Personal Property present at the time of such Landlord re-entry resulting from an Event of Default shall be deemed to have been abandoned and such shall become the property of Landlord. Landlord shall have the right to sell such property and apply the sale proceeds to Rental amounts or other amounts owed by Tenant pursuant to the terms of this Lease. In the event that Landlord should relet the Leased Premises or some portion thereof during the balance of the term of this Lease, the proceeds of such reletting, after deduction of all reasonable costs in connection with repossession and reletting of the Leased Premises (including, without limitation, all reasonable attorney’s fees, leasing commissions, remodeling costs and similar expenses reasonably incurred) shall be applied to satisfaction of Tenant’s obligations hereunder. Landlord shall have the right to file suit to recover any sums falling due under this Lease from time to time on one or more occasions without being obligated to wait until the expiration of the term of this Lease. In the event that Landlord should elect to terminate this Lease, Landlord shall be entitled to recover forthwith as damages from Tenant a sum of money equal to (i) the total of the cost of recovering possession of the Leased Premises, (ii) the unpaid Rental and any other sum of money owed by Tenant to Landlord at the time of such termination, and (iii) the balance of the Rental for the remainder of the term less the fair market rental value of the Leased Premises for such period.

Section 10.03. Advances. In the event of any breach of the obligations of Tenant hereunder, Landlord shall also have the right to cure such breach for the account and at the expense of Tenant after notice to Tenant and Tenant’s failure to timely cure. Any money spent or costs or expenses incurred in curing such a breach or default for the account of Tenant, together with fifteen per cent (15%) additional overhead charge, shall be reimbursed to Landlord on demand.

Section 10.04. Fees and Costs. In the event of any litigation between Landlord and Tenant arising out of the terms and conditions of this Lease, Tenant’s use and occupancy of the Leased Premises or any other matter relating to this Lease, the party prevailing in such litigation shall be entitled to have all of its reasonable expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels), paid by the party not prevailing in said litigation. The prevailing party shall be entitled to have judgment entered in said proceeding for all such expenses.

Section 10.05. Interest After Default. Except in the case of Rental as defined in Section 4.01 of this Lease, all amounts payable by Tenant after and during the occurrence of an Event of Default shall carry interest at the rate of eleven per cent (11%) per year on the date any such amount becomes delinquent.

Section 10.06. Landlord’s Default and Tenant’s Remedies. It shall be a default under and breach of this Lease by Landlord (“Landlord Default”) if Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by Landlord under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same within a reasonable time, not to exceed sixty (60) days. Upon the occurrence of a Landlord Default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the Landlord Default, but Tenant shall not be entitled to terminate this Lease or withhold or abate any Rental due hereunder, absent Tenant’s obtaining a final, non-appealable judgment. All remedies of Tenant for a Landlord Default, whether at law, in equity or as provided in this Lease, shall be deemed to be cumulative and may be exercised serially or simultaneously as Tenant may elect. No action by Tenant shall be deemed to be an election of remedies.

Section 10.07. No Punitive or Consequential Damages. Under no circumstances whatsoever shall either party to this Lease ever be liable for punitive, consequential or special damages under this Lease and each party to this Lease waives any rights it may have to such damages under this Lease in the event of a breach or default by the other party under this Lease.

ARTICLE XI

EMINENT DOMAIN

Section 11.01. Effects of Taking. If all or a substantial part of the Leased Premises or Building should be taken under exercise of the power of eminent domain, Landlord or Tenant may elect to terminate this Lease by giving notice thereof to the other party. If the Lease is not terminated by either party, the Rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall be responsible for the performance of all work necessary to make the Leased Premises usable by Tenant in addition to all work necessary in other portions of the Building as a result of such taking and, if all or a substantial part of the Parking Lot (as defined in Section 18.15 hereof) is taken, Landlord shall provide, within a three block radius of the Building, alternative parking to replace the number of parking spaces lost in the Parking Lot by the taking. In the case of the taking of a portion of the Leased Premises resulting in the Leased Premises being untenantable, Tenant shall also have the right to elect to terminate this Lease. In the event of termination of this Lease by either Landlord or Tenant, notice of such termination shall be given to the other party within thirty (30) days after possession of the portion of the Leased Premises is taken by the condemning authority. Such termination shall be effective as of the date when such possession is taken as it relates to any portion of the Leased Premises taken and as of the date when exclusive possession of the Leased Premises is surrendered to Landlord on or after the date when possession of the balance of the Leased Premises is taken by the condemning authority.

Section 11.02. Awards. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord, free of any claim of Tenant. Notwithstanding the foregoing, Landlord shall not be entitled to any award or compensation paid to Tenant for its moving expenses, for any Personal Property of Tenant that may be taken in any such proceeding, and for such other separate award or compensation as Tenant may be entitled to as a matter of law, so long as such separate award or compensation does not diminish the award or compensation payable to Landlord.

Section 11.03. Definition. The term “taking” as used herein shall include any conveyance or transfer in lieu of condemnation as well as any legal action in condemnation taken under the power of eminent domain.

ARTICLE XII

SUBORDINATION TO MORTGAGES

Section 12.01. Automatic Subordination. Subject to Section 12.04 below, this Lease, and the rights of Tenant hereunder, shall be subordinate to the lien or liens of any mortgage or mortgages now or at any time hereafter in force with respect to the Building and to all advances made or hereafter to be made upon the security thereof. If requested by the holder of any such mortgage or mortgages, Tenant shall execute and deliver to such holder an instrument in form and substance satisfactory to such holder specifically subordinating this Lease to the lien of such mortgage or mortgages.

Section 12.02. Waiver of Subordination. Notwithstanding the terms of Section 12.01, the holder of any such mortgage or mortgages shall have the right at any time prior to the later of thirty (30) days after the date of final execution of this Lease or thirty (30) days after the date of recording of any such mortgage to declare this Lease to be superior in priority to the lien of said mortgage notwithstanding the respective dates of execution or recording of any such document.

Section 12.03. Attornment. If by reason of any default on the part of Landlord or any successor Landlord as mortgagor under any such mortgage or mortgages to which this Lease is subordinate, any such mortgage is foreclosed by legal proceedings or extinguished by conveyance in lieu of foreclosure or otherwise, Tenant, upon the election of the holder of any such mortgage, but not otherwise, will attorn to and recognize such mortgage holder and its successors and assigns, including any purchaser in foreclosure or grantee of a deed in lieu thereof, as Landlord under this Lease. Tenant shall execute and deliver at any time, upon request of Landlord or any holder of a mortgage to which this Lease is subordinate, an instrument to evidence such attornment and containing the agreement of Tenant that no action taken to enforce any such mortgage by reason of any default thereunder shall terminate this Lease or invalidate or constitute a breach of any of the terms hereof. In the event that several mortgagees have a security interest with different priority, Tenant shall attorn to such mortgagees in the order of their priority.

Section 12.04. Nondisturbance Agreement. Notwithstanding any of the foregoing provisions in this Article XII, neither Tenant’s rights under this Lease, nor Tenant’s possession of the Leased Premises, including any Expansion Space then occupied by Tenant pursuant to Section 18.16 hereof or any rights of Tenant to further Expansion Space pursuant to Section 18.16 hereof, shall be disturbed so long as no Event of Default by Tenant has occurred and is continuing.

ARTICLE XIII

CERTIFICATES

Section 13.01. Agreement to Execute. Each party hereto (the “Responding Party”) agrees that, from time to time upon request from the other party (the “Requesting Party”), the Responding Party will execute and deliver to the Requesting Party or to any mortgagee of Landlord’s interest in the Building or any purchaser or prospective purchaser of Landlord’s interest in the Building or the Leased Premises a statement in form and content supplied by the Requesting Party certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been any modifications, identifying the modifications and certifying that the Lease as modified is in full force and effect); (b) the dates to which Rental and any other charges have been paid; (c) the dates of commencement and expiration of the term of the Lease; (d) that the Requesting Party is not in default in the performance of any of its obligations under the terms of this Lease or, if any such default is claimed, the exact nature thereof in detail; and (e) such other matters as the Requesting Party or any such other party may reasonably request. Any such certificate shall be executed and delivered by the Responding Party within ten (10) business days after request therefore is made.

ARTICLE XIV

RESERVED RIGHTS

Section 14.01. Right of Inspection. Landlord, its agents and employees shall have the right at any time and from time to time during Tenant’s normal business hours upon twenty-four (24) hours’ (consisting of one (1) business day) notice to Tenant (emergencies excepted) to enter the Leased Premises for the purpose of examining the condition thereof.

Section 14.02. Repairs. Landlord reserves the right to enter the Leased Premises as may be necessary from time to time during Tenant’s normal business hours upon twenty-four (24) hours’ (consisting of one (1) business day) notice to Tenant (emergencies excepted) for the purpose of making repairs or alterations thereto or to the Building as may be required for the safety, protection and preservation of the Leased Premises and the Building. The reservation of such right of entry shall not enlarge in any way the obligations of Landlord for maintenance and repair of the Building or the Leased Premises as otherwise provided in Article V hereof.

Section 14.03. Rights With Respect to the Building. Landlord hereby reserves the right to perform any work in or about the Building or any adjacent or nearby land, street or other facility not included within the Leased Premises. Landlord reserves the right to erect scaffolding ladders and other materials in, on or about the Building. Landlord reserves the right to change the number, size, height, location or arrangement of the Common Areas of the Building, from time to time, as Landlord may deem proper, so long as such changes do not change the Rentable Area of the Leased Premises or alter Tenant’s access to the Leased Premises. Landlord reserves the right to temporarily close the Building during times of emergency and to require that all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably specify identify themselves to persons designated by Landlord by registration or otherwise and establish their right to enter or leave the Building. Landlord reserves the right to exclude or expel at any time from the Leased Premises or the Building any peddler, solicitor or unruly person or any person causing any disturbance.

Section 14.04. Exhibition of Leased Premises. Landlord reserves the right to enter the Leased Premises during Tenant’s normal business hours and with twenty-four (24) hours (consisting of one (1) business day) prior notice to Tenant for the purpose of exhibiting the Leased Premises to prospective purchasers or prospective or existing mortgagees and, during the last ninety (90) days of the term of this Lease if no extension or new lease has been agreed upon by Landlord and Tenant, for the purpose of exhibiting the same to prospective tenants.

Section 14.05. Extension of Building Services. Tenant shall permit Landlord to use, maintain and replace pipes, conduit, wires and ductwork in and through the Leased Premises and to erect new pipes, conduit, wires and ductwork therein as may be required for service to other portions of the Building and to enter upon the Leased Premises after twenty-four (24) hours’ (one (1) business day) prior notice as may be required for the exercise of such rights.

Section 14.06. Building Identification. Landlord reserves the right to change the name and/or street address of the Building on reasonable notice to Tenant. Landlord reserves the right to install, remove, replace and maintain signs on the exterior of the Building. Tenant shall have the right to install or place a minimum of two (2) signs on the exterior of the Building as mutually agreed upon by Tenant and Landlord, subject to all applicable municipal codes and historical requirements. Tenant shall cause to be prepared a preliminary set of plans (including installation specifications) and colored renderings for the signs. Landlord shall have five (5) business days to review and approve or disapprove, in writing, such plans and renderings. If the preliminary plans and colored rendering are not approved, the parties shall confer and negotiate in good faith to reach a mutual agreement on the plans and renderings. If Landlord does not disapprove of such plans and specifications in writing within such 5 day period, they shall be deemed approved. All costs associated with the installation, operation, maintenance and removal of the signs shall be at Tenant’s cost. Landlord shall provide Tenant, at no cost to Tenant, with sufficient space on the Building’s directory in the lobby to list the names of all officers and managers of Tenant in letters of the size used for other tenants in the Building not to exceed 50 names, and Landlord shall prepare, install or change such names on the Building’s directory as often as is reasonably required by Tenant but in no event any more frequently than quarterly. Tenant shall reimburse Landlord for the cost of any additional changes.

Section 14.07. Effect of Exercise of Reserved Rights. The reasonable exercise of any right reserved to Landlord under the terms of this Lease shall never be deemed to constitute a constructive eviction of Tenant or a trespass by Landlord or any of its contractors, agents or employees, and Tenant shall not be entitled to any abatement or reduction in Rental by reason thereof, except as otherwise expressly set forth in this Lease. Notwithstanding anything in Article XIV to the contrary, Landlord shall exercise its rights of entry in a manner that will cause the least disruption or interference with Tenant’s use and occupancy of the Leased Premises as is reasonable under the circumstances.

ARTICLE XV

RIGHTS ON TERMINATION

Section 15.01. Surrender of Possession. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good a condition as they were at the date of possession by Tenant, ordinary wear and tear and damage resulting from casualty and any other condition that Tenant is not obligated to repair under this Lease excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises without notice. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no obligation to remove the Tenant Leasehold Improvements or any part thereof upon the expiration or earlier termination of this Lease.

Section 15.02. Holding Over. In the event Tenant should remain in possession of the Leased Premises after expiration of the term of this Lease with the consent of Landlord, Tenant shall become a tenant from month to month at the same monthly Rental of the then applicable monthly Rental for the Leased Premises in effect the month before the date of such expiration of the term of this Lease and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. In the event Tenant should remain in possession of the Leased Premises after expiration of the term of this Lease without the consent of Landlord, then Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance subject to all of the covenants and obligations of this Lease and at a daily Rental of one hundred twenty-five percent (125%) of the per diem rate of Rental provided hereunder computed on the basis of a thirty (30) day month. If, at the expiration of the Term, Landlord and Tenant are currently engaged in good faith lease negotiations, Landlord, upon notice to Tenant, shall have the right to deem the continuing occupancy of Tenant at sufferance to constitute the creation of a month to month tenancy at a monthly rental of one hundred fifty percent (150%) of the monthly rental provided hereunder, which month to month tenancy shall continue until either party shall have given the other one full calendar month’s notice of an intention to terminate such month to month tenancy.

ARTICLE XVI

NOTICES

Section 16.01. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited with the United States Postal Service, or its successor, first class, postage prepaid, and addressed to Tenant at the address given at the beginning of this Lease until commencement of the term of this Lease and, thereafter, at the Leased Premises; or to the Landlord’s agent at One American Square, Indianapolis, Indiana 46282. Either Landlord or Tenant may from time to time designate in notice given to the other in the manner herein provided some other address for notices. Any notice to be given to the Tenant may also be given by personal delivery of the written notice to the person in charge of the business operations of Tenant at the Leased Premises at the time.

Section 16.02. Effective Date of Notice. Any notice given by mail shall be deemed to have been given on the day following the date upon which it is deposited with the United States Postal Service, or its successor, with first class postage prepaid and addressed as required herein. Any notice served upon Tenant by delivery to the person in charge of the business operations of Tenant at the Leased Premises shall be deemed to be given upon the date of such personal delivery.

ARTICLE XVII

HAZARDOUS MATERIALS

Section 17.01. Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof of any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, of for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”).

Section 17.02. Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials, as defined in Section 17.01, to be generated, brought onto, used, stored, or disposed of in or about the Leased Premises or the Building by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Materials (“Cleaning Materials”). Tenant shall:

(a) Use, store and dispose of all such Cleaning Materials in strict compliance with all applicable statues, ordinances and regulations in effect during the Lease term that related to public health and safety and protection of the environment (“Environmental Laws”) including those Environmental Laws identified in Section 17.01; and

(b) Comply at all times during the Lease term with all Environmental Laws.

Section 17.03. Notice of Release or Investigation. If, during the Lease term (including any extensions), Tenant becomes aware of (a) any actual or threatened release of any Hazardous Materials on, under or about the Leased Premises or the Building (except for Cleaning Materials) for which Tenant is responsible under the Lease, or (b) any inquiry, investigation, proceeding or claim by any government agency or other person regarding the presence of Hazardous Materials on, under or about the Leased Premises or the Building (except for Cleaning Materials) for which Tenant is responsible under the Lease, Tenant shall give Landlord written notice of the release or investigation within twenty four (24) hours after learning of it (or immediately in the case of an emergency) and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

ARTICLE XVIII

MISCELLANEOUS AGREEMENTS

Section 18.01. Waiver. The failure of either party to seek redress for violation of, or to insist upon strict and timely performance of, any covenant or condition of this Lease or any of the reasonable and non-discriminatory Rules of the Building set forth herein or hereafter adopted by Landlord, pursuant to the terms and conditions of this Lease, shall not constitute a waiver of any such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the full Rental due shall be deemed to be other than on account of the earliest stipulated payments due, nor shall any endorsement or statement on any check or in any letter accompanying any check or other payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rental or to pursue any other remedy as in this Lease provided. No act or thing done by Landlord or Landlord’s agents shall be deemed an acceptance of a surrender of the Leased Premises and no agreement to accept such a surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of the Leased Premises prior to the termination of this Lease and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or an acceptance of a surrender of the Leased Premises.

Section 18.02. Representations. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the Leased Premises, the Building, the land upon which the Building is erected, the Rental, expenses of operation of the Building or, any other matter or thing affecting or related to the execution of this Lease except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. All understandings and agreements heretofore made between the parties hereto are merged in this Lease which alone fully and completely expresses the agreement between Landlord and Tenant and any agreement hereafter made shall be ineffective to change, modify or amend it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or amendment is sought.

Section 18.03. Quiet Enjoyment. Landlord represents and warrants that: (1) American United Life Insurance Company is a duly organized and validly existing corporation with full corporate power and authority to enter into this Lease as beneficiary of Lake County Trust No. 3535 and to perform its obligations hereunder; (2) the persons signing this Lease on behalf of Landlord are officers of Landlord; (3) the execution and delivery of this Lease, and the performance of Landlord’s obligations hereunder, are not and shall not be prohibited by or cause a breach of, the provisions hereof or the provisions of the Trust, and do not conflict with any other agreement, mortgage, contract or other instrument or document to which Landlord is a party or by which it or any of this property is bound; and (4) Tenant’s use of the Leased Premises for the use identified in Section 3.01 hereof will not violate Applicable Laws and the Laws and Requirements (defined below).

Landlord represents and warrants to Tenant that as of the Effective Date to the best of Landlord’s knowledge: (a) the Common Areas of the Building comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency and all applicable insurance requirements, including, without limitation, the requirements of the Americans With Disabilities Act; and the rules, regulations, guidelines, and orders promulgated or entered thereunder; as supplemented or amended (“ADA”) (collectively, the “Laws and Requirements”); (b) the Building complies with applicable Laws and Requirements, including, without limitation, the Laws and Requirements with respect to sprinkler systems and other fire safety measures; and (c) the facilities and systems of the Building serving the Leased Premises are in good operating condition for use of the Leased Premises for general office use, except to the extent that such Laws and Requirements are applicable because of a special or unusual use of the Leased Premises by Tenant. Landlord shall maintain the Building, including the Common Areas, in compliance with applicable Laws and Requirements, including the ADA, except to the extent that such Laws and Requirements are applicable because of a special or unusual use of the Leased Premises by Tenant. Notwithstanding the foregoing, Tenant, at Tenant’s cost, shall be responsible for compliance with all applicable laws and requirements including the ADA to the Leased Premises or improvements made thereto by Tenant during the term of the Lease. Notwithstanding the foregoing, Landlord is responsible, at Landlord’s cost, to comply with ADA requirements in the restrooms located on the 4th and 5th floors as of the Commencement Date.

Landlord covenants and agrees that so long as an Event of Default has not occurred and is continuing, Tenant may peaceably and quietly enjoy the Leased Premises, subject, however, to the terms and conditions of this Lease.

Section 18.04. Status of Landlord. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord’s interest in the

Building and in the event of any transfer or transfers of the title to such interest, whether by sale or by lease, the Landlord herein named (and in case of any subsequent transfers or conveyances the then lessor or grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of the Landlord shall be binding upon the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership. Tenant shall look solely to the estate and property of the Landlord in the Building and the land on which it is located and the future rents, issues and profits therefrom for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant,

Section 18.05. Air and Light, This Lease does not grant or guarantee Tenant continuance of or any easement for light and air over any property adjoining the Leased Premises or the Building,

Section 18.06. Consents and Approvals. Wherever the consent or approval of either Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed and shall be valid only when given expressly in writing and identified in such writing as being intended as a consent or approval required by the terms of this Lease. Consent or approval shall never be implied by any act or statement made by or on behalf of either Landlord or Tenant.

Section 18.07. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and in force to the fullest extent permitted by law.

Section 18.08. Governing Law. This Lease has been negotiated in the State of Indiana with respect to premises located within the State of Indiana and shall be governed by the laws of the State of Indiana.

Section 18.09. Interpretation. The captions or headings to the various articles and sections of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Lease or the intent of any provision thereof. When applicable, use of the singular form of any word shall also mean or apply to the plural and the neuter form shall mean and apply to the masculine or feminine.

Section 18.10. Successors and Assigns. Except as herein limited, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 18.11. No Option. Submission of this Lease for examination or signature does not constitute a reservation or option for the Leased Premises. This instrument becomes effective as a Lease only upon execution and delivery by both Landlord and Tenant.

Section 18.12. Renewal Option. Tenant shall have two (2) options to extend the term of this Lease for an additional five (5) years each, commencing at the original expiration of the Lease and extensions thereof, subject to the same terms, covenants and conditions contained in this Lease, all of which shall be applicable to such extension, except that the Basic Rent for such extended term shall be based on the then prevailing market rent (based on a market rate per Rentable Area without Tenant Inducements which includes tenant improvements) for comparable office space in downtown Indianapolis; however said rate shall be no less than $13.00 per rentable square foot (not including tenant improvements). Notice of intention to exercise this extension shall be given by Tenant to Landlord in writing at least nine (9) months before the expiration of the Lease. Tenant’s exercise of this option shall be null and void and of no force and effect, at Landlord’s option, if there is any Event of Default existing either on the date of the purported exercise of such option or anytime thereafter unless Tenant is proceeding diligently to cure such Event of Default and the cure is achieved within thirty (30) days beyond such date. If Tenant has exercised its option under this Section 18.12, Landlord will prepare a lease modification agreement to amend this Lease by changing the Basic Rent to reflect the prevailing market rent and market rate, along with the Tenant Inducements.

Section 18.13. Right to Terminate Lease. Tenant shall have a one-time right to terminate and cancel this Lease effective upon the expiration of the 60th month of the Lease subject to the following conditions:

(a) Notice of intention to exercise this termination shall be given by Tenant to Landlord in writing at least nine (9) months prior to the effective date of termination.

(b) Tenant shall pay a termination fee at the time the notice to terminate is delivered equal to the unamortized leasing commissions, the Expansion Tenant Finish Allowance, if any, and Tenant Finish Allowance plus two (2) months Rent as of the effective date of termination, as calculated by Landlord.

Upon termination and cancellation of this Lease in accordance with this Section, Landlord and Tenant shall execute a lease termination agreement. Upon execution of such lease termination agreement and payment of the termination fee, Landlord and Tenant shall be relieved of their obligations under this Lease, except for those obligations accruing prior to the termination date. Tenant’s exercise of this right of termination shall be null and void and of no force and effect, at Landlord’s option, if there is any Event of Default existing on the date of the purported exercise of such right, unless Tenant is proceeding diligently to cure such Event of Default and the cure is achieved within thirty (30) days beyond such date.

Should Tenant elect to exercise this termination right, Landlord shall have the ongoing right to show the Leased Premises during the period beginning on the first day of the 51st month of the Lease term for purposes of leasing the Leased Premises. Landlord shall give Tenant at least 24 hours prior notice of Landlord’s or Landlord’s agent(s) intent to show the Lease Premises. Landlord agrees to use reasonable efforts to minimize disruptions to Tenant’s business during said showings.

Section 18.14. Fitness Center. Tenant’s employees shall have the on-going right during the term of this Lease and extensions thereof, to join the fitness center located on the first floor of the OneAmerica Tower. All costs associated with membership shall be the responsibility of Tenant or Tenant’s employees.

Section 18.15. Parking Spaces. Landlord will assure Tenant that there will be free visitor parking on the Building Site and there will be available for rent to Tenant at the prevailing rates charged, ninety eight (98) parking spaces in the parking lot located immediately east of the Building (the “Parking Lot”). The parking spaces shall not be reserved or otherwise designated particularly to Tenant. Notwithstanding the foregoing, it is agreed that parking rates are subject to change on an annual basis thereafter. If Tenant exercises its option to expand from time to time pursuant to Section 18.16 below, Landlord will provide a minimum of one (1) additional parking space in the Parking Lot for each 500 square feet of Rentable Area added to the Leased Premises.

Section 18.16. Expansion Right of First Offer. Tenant shall have a continuing right of first offer to lease space as it becomes available on the 2nd and 3rd floors of the Building subject to the following conditions:

(a) No Event of Default then exists unless Tenant is proceeding diligently to cure such Event of Default and the cure is achieved within thirty (30) days of the date Landlord offers the space.

(b) Landlord must offer to Tenant in writing the available space on the 2nd and 3rd floors (the “Expansion Space”) as it becomes available (“Landlord’s Notification”). Tenant shall have fifteen (15) days from the date of Landlord’s Notification to respond to Landlord in writing that Tenant is interested in leasing the Expansion Space (“Tenant’s Notification”). Within thirty (30) days of the date of Tenant’s Notification, Tenant and Landlord shall execute a lease modification agreement based on the same terms contained in this Lease except for Basic Rent and Tenant’s Proportionate Share of Excess Office Area Operating Cost and Governmental Charges. Basic Rent for Expansion Space shall be based on the then prevailing market rent for comparable office space in downtown Indianapolis, however said rate shall be no less than $13.00 per rentable square foot (not including tenant improvements and with no Basic Operating Cost adjustment). Notwithstanding anything to the contrary herein, if, after fifteen (15) days from Landlord’s Notification, Tenant has not responded in writing, Landlord will be free to lease the Expansion Space in any manner it chooses in its sole and absolute discretion; provided, however, while the Expansion Space is available and Landlord is not in negotiation for the Expansion Space with any other party, Tenant may lease the Expansion Space subject to the terms and conditions of this Section 18.16 or if such Expansion Space is leased after Landlord’s notification and subsequently becomes available at any time during the term of the lease, Landlord shall offer such Expansion Space to Tenant subject to the terms and conditions of this Section 18.16.

Section 18.17. Section Use of Tower Conference Center. Tenant shall have an ongoing right to use one (1) conference room for up to 8 hours during Tenant’s normal business hours in the Tower Conference Center every quarter based on availability; provided that the length and duration of the use of the conference room shall be determined by Tenant. The cost of the rental of the conference room used by Tenant will be at the cost of Landlord. All costs related to special audio video equipment, catering, and other services provided other than the room rent will be at the cost of the Tenant.

Section 18.18. Common Areas. Tenant shall have the non-exclusive right, in common with Landlord and the other tenants of the Building, to the use of the Common Areas, subject to the Rules of the Building.

Section 18.19. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 18.20. Limitation of Liability of Signatory Parties of Landlord and Tenant. Any obligation or liability whatsoever of either Landlord or Tenant, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its partners, members, trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

Section 18.21. Telecommunications. Landlord and Tenant hereby acknowledge that, during the term of the Lease, Tenant may request consent to place telecommunication equipment (“Equipment”) on the roof of the Building. Landlord agrees to consider Tenant’s request subject to such conditions and restrictions as Landlord may reasonably determine.

Section 18.22. Memorandum of Lease. The parties hereto, on the request of either of them, shall enter into a memorandum of this Lease, in recordable form, setting forth the identities of Landlord and Tenant, the date of the expiration of the term of this Lease, the renewal options and expansion options in favor of Tenant, and such other information as Landlord and Tenant shall agree upon.

Section 18.23. Brokerage Commissions. The parties hereby acknowledge, represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease is the Broker; and Landlord shall pay the Landlord’s Broker a leasing commission under a separate agreement; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

Section 18.24. Waiver of Jury Trial and Jury Venue. TENANT AND LANDLORD AND ALL BENEFICIARIES OF THE TRUST (INDIVIDUALLY AND COLLECTIVELY, THE “LANDLORD PARTIES”) EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF THE TENANT PARTIES AND THE LANDLORD PARTIES, TENANT PARTIES’ USE OR OCCUPANCY OF THE PREMISES, THE IMPROVEMENTS AND/OR ANY CLAIM OF INJURY OR DAMAGE. THE TENANT PARTIES AND LANDLORD PARTIES CONSENT TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION UPON THEIR RESPECTIVE AGENTS FOR SERVICE OF PROCESS ON FILE WITH THE SECRETARY OF STATE’S OFFICE, OR CORRESPONDING OFFICE, OF THEIR RESPECTIVE STATES OF ORGANIZATION; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE LEASED PREMISES. EACH OF THE TENANT AND THE LANDLORD PARTIES WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE LEASED PREMISES IS LOCATED, AND WAIVE ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

Section 18.25. Counterparts. This Lease may be executed in multiple originals or counterparts, each of which will be an original and, when all of the parties to this Lease have signed at least two (2) copies, such copies together will constitute a fully executed and binding agreement.

Section 18.26. Landlord’s Lien or Security Interest. It is the express intent of the parties to this Lease that Landlord have no lien or security interest whatsoever in any Personal Property of Tenant or its subtenants, and, to the extent that any applicable statute, code, or law grants Landlord any lien or security interest, Landlord hereby expressly waives any rights thereto.

Section 18.27. Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof. The word “day” means “calendar day” as used for computation of time periods herein and the computation of time shall include Saturdays, Sundays and holidays listed in attached Exhibit E. The phrase “business day” means any day on which commercial banks are generally open for business. Any period of time which would otherwise end on a non-business day shall be extended to the next following business day.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day, month and year first above written.

AMERICAN UNITED LIFE INSURANCE COMPANY as beneficiary of

LAKE COUNTY TRUST COMPANY Trust #3535

By:	/s/ David C. Marks
Title:	Vice President

EXACTTARGET, INC.

By:	/s/ Scott Dorsey
Scott Dorsey, C.E.O.

APPENDIX A

“Applicable Laws” shall mean all laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having jurisdiction over the Building and the Leased Premises).

“BOMA Standards” shall mean the American National Standard method for Measuring Floor Area in Office Buildings as promulgated by the Buildings Owners and Managers Association.

“Broker” shall mean Colliers Turley Martin Tucker Company (“Landlord’s Broker”) on behalf of Landlord, and Halakar Real Estate (“Tenant’s Broker”), on behalf of Tenant.

“Common Areas” shall mean and include the Building’s central mechanical room, postal and security stations, janitorial facilities, ground floor lobby, corridors, elevator foyers, rest rooms, mechanical rooms, electric and telephone closets, loading dock area and other similar facilities for the use of all tenants within the Building.

“Person” shall mean any person or entity.

“Personal Property” shall mean and shall include all the tangible personal property owned or used by Tenant which is either physically located on the Leased Premises or used in connection with the Leased Premises, including, without limitation, Trade Fixtures, Telecommunications Equipment, furniture, office equipment, other movable equipment, computer and telephone equipment, the telephone system, local area network and security card reader system and any cable or wiring installed by Tenant.

“Rentable Area” shall mean “useable square feet” as established by Landlord based on the BOMA Standards plus an additional 10% Common Areas factor.

“Tenant Inducements” shall mean all benefits expressly afforded to a tenant or subtenant, whether as a tenant improvement allowance, moving expense allowance, lease buy-out or other economic benefit.

“Tenant’s Proportionate Share” shall mean 24.71% for the 5th Floor Space and 25.07% for the 4th Floor Space of the Leased Premises. Tenant’s Proportionate Share is based on the resulting percentage when dividing the Rentable Area of the Leased Premises by the Rentable Area of the Office Area of the Building. Tenant’s Proportionate Share may change from time to time over the Lease Term by Tenant’s exercising options to expand or contract the Leased Premises. Upon exercising any of the options for expansion or contraction of the Leased Premises subject to Section 1.02, the parties shall enter into a lease memorandum agreement evidencing, in part, the adjustment to “Tenant’s Proportionate Share.”

“Trust” shall mean the Lake County Trust Company Trust #3535.